Exhibit 99.1

FOR IMMEDIATE RELEASE

ABIOMED APPOINTS ERIC A. ROSE, M.D., A LEADER IN

CIRCULATORY CARE, TO ITS BOARD OF DIRECTORS

Danvers, Mass., May 31, 2007—Abiomed, Inc. (NASDAQ: ABMD) announced today that Dr. Eric A. Rose has been appointed to its Board of Directors. Dr. Rose is an esteemed cardiothoracic surgeon, having authored or co-authored more than 300 peer-reviewed publications including articles on cardiovascular surgery, ventricular assist devices and cardiac transplantation. Dr. Rose has led the development of a premier Department of Surgery at Columbia University and has managed, investigated, and developed numerous complex medical technologies ranging from heart transplantation to novel approaches to treat Alzheimer’s disease and bioterrorism. He is currently on leave as Chairman of Columbia’s Department of Surgery, a position he held since 1994, and is serving as Chief Executive Officer and Chairman of the board of SIGA Technologies, Inc., a leading biotechnology firm addressing bioterrorist threats.

Dr. Rose co-founded TransTech Pharma (TTP), Inc., a pharmaceutical company focused on the discovery, development, and commercialization of therapeutics to treat a wide range of human diseases including cardiovascular disorders, central nervous system disorders, diabetes, obesity and cancer. Dr. Rose also serves as Executive Vice President for Life Sciences at MacAndrews and Forbes, Inc. He received his bachelor’s degree from Columbia College and his medical degree from Columbia University College of Physicians and Surgeons. His postgraduate training was in general surgery and cardiothoracic surgery at the Columbia Presbyterian Medical Center. Dr. Rose also holds three honorary doctoral degrees.

“It is an honor to join Abiomed’s distinguished Board of Directors and I look forward to contributing to Abiomed’s strategy focused on heart recovery,” said Dr. Rose.

“Dr. Rose is an expert in FDA trial design, has led multiple clinical trials in circulatory care and is widely respected as a pioneer in the use of ventricular assist devices. We are excited and proud to welcome him to Abiomed’s Board of Directors,” said Michael R. Minogue, Chairman, CEO and President of Abiomed.

Dr. Rose is a member of more than a dozen academic and professional societies and committees, and is a former President of the International Society for Heart and Lung Transplantation.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

Contacts:

Daniel J. Sutherby Abiomed, Inc. Chief Financial Officer 978-646-1812 ir@abiomed.com	Liza Heapes Abiomed, Inc. Media Relations 978-646-1668 mediarelations@abiomed.com

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